As filed with the Securities and Exchange Commission on November 15, 1994

                                                 Registration No. 33-________
________________________________________________________________________________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549
                       __________________________________

                                   Form S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                       __________________________________

                             RIGGS NATIONAL CORPORATION
                 (Exact name of issuer as specified in its charter)
                       __________________________________

               Delaware                                      52-1217953
       (State or other jurisdiction of                     (IRS Employer
       incorporation or organization)                      Identification No.)

              1503 Pennsylvania Avenue, N.W., Washington, D.C. 20005 (Address, including zip code, of Principal Executive Offices)

                             RIGGS NATIONAL CORPORATION
                               1994 STOCK OPTION PLAN
                              (Full title of the Plan)

                                   DAVID LESSER, ESQ.
                                    General Counsel
                             Riggs National Corporation
                                800 17th Street, N.W.
                              Washington, D.C.  20006
               (Name, address, including zip code, of agent for service)

                                   202/835-5345
            (Telephone number, including area code, of agent for service)

                           Calculation of Registration Fee

_______________________________________________________________________________

Title of
securities                  Proposed maximum     Proposed maximum     Amount
to be        Amount to be  aggregate offering  aggregate offering  registration
registered    registered        per unit             price              fee
_______________________________________________________________________________
Common Stock  1,250,000 shs.(1)  $9.00(2)        $11,250,000(2)      $3,879.31
$2.50 par
value per share
_______________________________________________________________________________

(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the issuer's outstanding shares of common stock.

(2) Estimated solely for the purpose of computing the registration fee. Pursuant to Rule 457(c), the calculation of the registration fee is based on the average of the high and low sales prices of the Registrant's Common Stock in the over-the-counter market on November 11, 1994 as reported by NASDAQ.

                                TABLE OF CONTENTS
                                __________________

                                                                           Page
                                                                           ____

Available Information                                                        1

Incorporation of Documents By Reference                                      1

Registration Statement                                                       1

The Corporation                                                              2

Riggs Common Stock                                                           2

Sale of Shares                                                               3

General Plan Information                                                     3

Terms and Conditions of Stock Options                                        4

Amendment of the Plan and Options                                            6

Corporate Changes; Change of Control                                         6

Tax Consequences                                                             7


AVAILABLE INFORMATION

     The Corporation is subject to the informational requirements of the Securities Exchange Act of 1934 (The "1934 Act") and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed by the Corporation can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, DC 20549, and at its Regional Offices located at Northwestern Atrium Center, 500 West Madison Street, Chicago, Illinois 60661 and at 7 World Trade Center, 13th Floor, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, DC 20549 at prescribed rates.


INCORPORATION OF DOCUMENTS BY REFERENCE

     The following documents concerning the Corporation and the Stock Option Plan are incorporated by reference herein: (i) the Corporation's Annual Report on Form 10-K for the year ended December 31, 1993, (ii) all other reports filed pursuant to Sections 13 or 15(d) of the Securities Act of 1934 since December 31, 1993, and (iii) the description of the Riggs National Corporation Common Stock included in the Corporation's Registration Statement filed on Form S-3 including all amendments and reports filed for the purpose of updating such description.

     All reports and other documents filed by the Corporation and the Stock Option Plan pursuant to Sections 13(a), 13(b), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the filing of a post-effective amendment, which indicates that all securities offered hereby have been sold or which de-registers all securities remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the Corporation's filing of such reports and documents.

     The Corporation hereby undertakes to provide without charge to any person to whom a copy of this Prospectus has been delivered, upon written or oral request of such person, a copy of the Corporation's Annual Report for its latest fiscal year, and any of the documents incorporated by reference in this Prospectus, except for exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests for information regarding the Plan or its administrator, including requests for copies of documents should be addressed to Katherine M. D'Arcy, Senior Vice President, Human Resources, The Riggs National Bank of Washington, 800 17th Street, N.W., Fourth Floor, Washington, D.C. 20006, phone (202) 835-6320.

REGISTRATION STATEMENT

     The Corporation has filed with the Securities and Exchange Commission, Washington, D.C., a Registration Statement under the Securities Act of 1933, as amended, with respect to the securities offered hereby. This Prospectus omits or summarizes certain information contained in the Registration Statement. Such information may be obtained from the Commission's principal office in Washington, D.C., upon payment of the fee prescribed by the rules and regulations of the Commission, or may be examined there without charge.

THE CORPORATION

     Riggs National Corporation ("Riggs" or the "Corporation") is a multi-bank holding company registered under the Bank Holding Company Act of 1956, as amended, and incorporated in the State of Delaware. The Corporation engages in a variety of banking related activities, either directly or through subsidiaries.

     A description of the general nature and scope of business of the Corporation and of its subsidiaries appears in the Annual Report of the Corporation for its latest fiscal year, a copy of which is delivered with this Prospectus or which previously has been delivered.

     The mailing address of the Corporation's principal executive offices is 1503 Pennsylvania Avenue, N.W., Washington, D.C. 20005 and its telephone number is (202) 835-6000. The Corporation's Employer Identification Number is 52-1217953.

     As used herein, unless the context indicates otherwise, the term "Employer" includes the Corporation and each of its affiliated corporations named in this Prospectus that has adopted the Plan for the benefit of its eligible employees.

RIGGS COMMON STOCK

     The Corporation's Common Stock is traded on the NASDAQ National Market System under the symbol "RIGS." The following table sets forth, for the periods indicated, the high-and-low closing sale prices for the Corporation's Common Stock and the dividends payable with respect thereto:

                                                                DIVIDENDS
1994                         HIGH              LOW              DECLARED
____                         ____              ___              _________
     Fourth Quarter         $10.125           $8.750                  ---
     Third Quarter          $11.00            $8.875                  ---
     Second Quarter         $10.25            $7.75                   ---
     First Quarter          $10.25            $8.375                  ---

                                                                DIVIDENDS
1993                         HIGH              LOW              DECLARED
____                         ____              ___              _________
     Fourth Quarter         $ 9.375           $7.875                  ---
     Third Quarter          $ 9.50            $6.25                   ---
     Second Quarter         $10.625           $7.125                  ---
     First Quarter          $11.625           $7.75                   ---

                                                                DIVIDENDS
1992                         HIGH              LOW              DECLARED
____                         ____              ___              _________
     Fourth Quarter         $10.125           $7.00                   ---
     Third Quarter          $ 8.25            $6.375                  ---
     Second Quarter         $ 8.625           $6.375                  ---
     First Quarter          $ 9.25            $4.25                   ---

                                                                DIVIDENDS
1991                         HIGH              LOW              DECLARED
____                         ____              ___              _________
     Fourth Quarter         $ 6.75            $3.75                   ---
     Third Quarter          $ 8.75            $5.875                  ---
     Second Quarter         $12.25            $7.75                   ---
     First Quarter          $13.00            $6.63                   .05

                                       2

SALE OF SHARES

     The Corporation is advised that so long as the Registration Statement is in effect, shares of Riggs Stock acquired under the Stock Option Plan may be resold by participants who are not "underwriters" (as that term is defined in the rules, regulations, and interpretive publications of the Securities and Exchange Commission) without restriction by reason of the Securities Act of 1933 (The "1933 Act"). A participant who is an underwriter (as so defined) may not publicly reoffer shares unless the Corporation has made certain filings under the 1933 Act or, if the Corporation has not made such filings, unless the participant does so in compliance with Rule 144 under the 1933 Act.

     The term "underwriter" is not precisely defined in the context of stock option plans which have been registered under the 1933 Act, but the Corporation understands that executive officers, directors, and other "affiliates," as well as participants to whom 10 percent or more of the shares of Riggs Stock issued under the Stock Option Plan have been distributed, may be considered underwriters for purposes of any public resale.

GENERAL PLAN INFORMATION

     The Stock Option Plan is intended to advance the best interest of the Corporation by providing key employees of the Corporation and its subsidiaries who have a substantial responsibility for its management and growth with an additional incentive to continue to contribute to the growth and success of the Corporation by increasing their proprietary interest in the success of the Corporation.

     At its February 9, 1994 regular meeting, the Board of Directors of the Corporation adopted the Stock Option Plan, subject to shareholders' approval. At the Corporation's Annual Meeting of Shareholders on May 11, 1994, the Stock Option Plan was approved by the shareholders, effective as of February 9, 1994. On June 22, 1994, the Board approved minor revisions to the language of the Stock Option Plan.

     Unless previously terminated by the Board of Directors, the Stock Option Plan will terminate on February 9, 2004, ten years after the date the Plan was adopted by the Board. Options granted under the Plan before its termination will continue to be administered under the terms of the Plan until the Options terminate or are exercised.

     The Corporation has registered 1,250,000 shares of its Common Stock, par value $2.50, for issuance to eligible employees pursuant to Options. Pursuant to actions of the Board of Directors, shareholders have no preferential or preemptive rights with respect to shares issued under the Plan. Shares that by reason of expiration of an Option or otherwise are no longer subject to purchase pursuant to an Option may be again available for issuance pursuant to Options under the Plan.

     Key Employees of the following affiliated corporations are eligible to receive Options under the Plan:

               The Riggs National Bank of Washington, D.C.
               The Riggs National Bank of Maryland
               The Riggs National Bank of Virginia
               Riggs International Banking Corporation
               Riggs Investment Management Corporation

The Corporation estimates that approximately 55 persons are eligible to participate in the Stock Option Plan.

     The Stock Option Plan provides for the grant of either Incentive Stock Options (i.e., options qualifying for special treatment under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") or Nonqualified Stock Options (i.e., options that do not qualify as Incentive Stock Options under Section 422 of the Code)). The exercise price of Options may not be less than one hundred percent (100%) of the Fair Market Value of the Common Stock on the date of grant as determined under the Plan. The term of the individual Options will expire ten years from their respective dates of grant. An Option may be exercised as to all or any number of whole shares of the Common Stock with respect to which the Option is vested. Options may not be assigned or transferred, otherwise than by will or the laws of descent and distribution.

     No Key Employee is eligible to be granted options under the Stock Option Plan representing more than 100,000 shares of Common Stock per calendar year, regardless whether the options are Incentive Stock Options, Nonqualified Stock Options or a combination thereof.

     The Stock Option Plan is administered by the Joint Compensation Committee. The Joint Compensation Committee has authority to recommend to the Outside Directors Committee the Key Employees to be granted Options and the terms of the Options granted. The Outside Directors Committee has authority to approve, reject, or modify grants of Options recommended by the Joint Compensation Committee, and no Option may be granted unless and until the grant is approved by the Outside Directors Committee.

     The Stock Option Plan is not subject to ERISA. If an Option is exercised, Option Stock will be issued directly by the Corporation at the specified exercise price. No fees, commissions, or other charges will apply when an Option is exercised.

TERMS AND CONDITIONS OF STOCK OPTIONS

     GENERAL. An Option is exercisable only to the extent that it is vested on the date of exercise, and no Option will be exercisable after the expiration of ten years from the date the Option was granted. Incentive Stock Options granted to an Option holder who owns on the date of grant more than 10 percent of the total combined voting power of all classes of stock of the Corporation (or a parent or subsidiary) will expire five years from the date of grant.

     The exercise price of Options may not be less than 100 percent of the fair market value of the Common Stock on the date of grant. However, the exercise price of an Incentive Stock Option may not be less than 110 percent of the fair market value of the Common Stock on the date of grant if the Option holder owns more than 10 percent of the total combined voting power of all classes of stock of the Corporation (or its parent or subsidiary). Fair market value of

Common Stock is determined by reference to the closing price of the Common Stock on the date of grant, unless the Joint Compensation Committee determines that an alternative method more properly reflects fair market value. In all cases, fair market value may not be less than the Par Value of the Common Stock.

     An Option may be exercised as to all or any number of whole shares of the Common Stock with respect to which the Option is vested. Options may be exercised only by written notice to the Secretary of the Corporation and only if the exercise notice is accompanied by payment in cash of the full exercise price for the shares with respect to which the Option is exercised, unless the Joint Compensation Committee approves, in its sole discretion, payment other than in cash. The Joint Compensation Committee may approve payment of the exercise price in the form of (i) Common Stock of the Corporation other than Option Stock, (ii) a combination of cash and Common Stock other than Option Stock, or (iii) Option Stock provided that, in the case of an Option holder who is subject to Section 16 of the 1934 Act (an "Insider"), the requirements of Rule 16b-3 promulgated under the 1934 Act are met. The value of any Common Stock used to pay the exercise price or any portion thereof will be the fair market value of Common Stock on the date of exercise.

     Options remain qualified as Incentive Stock Options only to the extent that the aggregate Fair Market Value of shares of Common Stock with respect to which the Incentive Stock Options granted to any person are exercisable for the first time during any calendar year (under all plans of the Corporation and its parent or subsidiary) does not exceed $100,000.

     TERMINATION OF EMPLOYMENT. Vesting of an Option will cease on the date that an Option holder is no longer an employee of the Corporation or a parent or subsidiary (the "date of termination"), and the Option will be exercisable only to the extent the Option is vested on the date of termination. However, if the Option holder is no longer an employee because of death or disability, any Option that is not 100 percent vested will automatically become 100 percent vested on the date of termination. If the Option holder's termination is for any reason other than death, the right to exercise the Option (to the extent that it is vested) will expire 90 days after the date of termination unless the Option would then expire during the Pooling Period and the Common Stock received upon exercise of the Option would be subject to the Pooling Period transfer restrictions, in which case the right to exercise the Option will expire 10 calendar days after the end of the Pooling Period. "Pooling Period" shall mean the period in which property is subject to restrictions on transfer in compliance with the "Pooling-of-Interests Accounting" rules established by the Securities and Exchange Commission. If the Option holder's termination is for reason of death, the right to exercise the Option will expire one year after the date of the holder's death, and until expiration, the holder's heirs, legatees or legal representative may exercise the Option.

     The Outside Directors Committee may also grant Options in substitution of options held by individuals who become employees of the Corporation or a subsidiary Corporation as a result of an acquisition of such individuals' employer by the Corporation or a subsidiary. If necessary to conform the Options to the options for which they are granted in substitution, the Outside Directors Committee may grant substitute Options under terms and conditions which vary from those otherwise required by the Plan.

AMENDMENT OF THE PLAN AND OPTIONS

     The Board of Directors generally may amend the Plan in any manner with respect to future grants of Options and the Outside Directors Committee may amend outstanding Options in any manner consistent with the Plan. However, no Plan or Option amendment will be effective without the approval of the shareholders of the Corporation if the amendment (i) materially increases the benefits accruing to Insiders; (ii) materially increases the number of securities which may be issued under the Plan (other than by reason of an adjustment of shares); (iii) materially modifies the requirements as to eligibility of Insiders for participation in the Plan within the meaning of Rule 16b-3 promulgated under the Act; (iv) changes the class of eligible employees, officers or directors; (v) withdraws administration of the Plan from a committee of disinterested persons; or (vi) extends the term of the Plan or the period during which any outstanding Incentive Stock Option may be exercised. Further, no amendment will be effective if the amendment (i) changes the manner of determining the exercise price of Incentive Stock Options; (ii) makes individuals who are not employees of the Corporation (or its parent or a subsidiary of the Corporation) eligible to be granted Incentive Stock Options; (iii) changes the nontransferability of the Options; or (iv) alters or impairs any rights or obligations of any outstanding Option without the written consent of the Option holder.

CORPORATE CHANGES; CHANGE OF CONTROL

     In the event of a subdivision or consolidation of shares or other capital readjustment, the payment of a stock dividend, or other increase or reduction in the number of outstanding shares of Common Stock, the Plan provides for appropriate adjustments to (i) the number and class of shares subject to the Plan and (ii) the number, class, and per share price of shares subject to outstanding Options. In the event of liquidation or dissolution of the Corporation, a corporate reorganization in which the Corporation is not the survivor, or a sale of all or substantially all of the assets of the Corporation, all outstanding Options will be fully vested and exercisable during the 30-day period preceding the event unless the Plan is continued and the Options are assumed or substituted with new Options for stock of a successor corporation (or a parent or subsidiary) with appropriate adjustments to the number and kind of shares subject to, and exercise prices of, the substitute Options. However, if exercise of any of the Options that otherwise would be exercisable during the 30-day period preceding the event would not be in conformity with all applicable Federal securities laws, or if the immediate exercisability of the Options would result in an "excess parachute payment" as defined in Section 280G of the Code, the Options will not become immediately exercisable and will be cancelled as of the event, unless the Joint Compensation Committee determines otherwise.

     In the event of a Change in Control of the Corporation, all then-outstanding Options will automatically become 100 percent vested and exercisable. However, if exercise of any of the Options would not be in conformity with all applicable federal securities laws, or if the immediate exercisability of the Options would result in an "excess parachute payment" as defined in Section 280G of the Code, the Options will not become immediately exercisable, unless the Joint Compensation Committee determines otherwise. "Change in Control" means a sale of substantially all of the Corporation's assets or a change in the ownership of securities of the Corporation representing 25 percent or more of the aggregate voting power of the Corporation's then-outstanding voting securities, provided that no Change in Control will result from transfers of voting securities by a more than 25 percent shareholder to an immediate family member, a trust for the benefit of the 25 percent shareholder or such shareholder's immediate family member, a trust revocable by the 25 percent shareholder, entities over which the 25 percent shareholder has the direct or indirect power to direct the management or policies or charitable organizations funded by the 25 percent shareholder. Furthermore, no Change in Control will result from the acquisition of voting securities by an individual who is not a 25 percent shareholder but who was a 25 percent shareholder on the effective date of the Plan or any acquisition of voting securities by any person, trust or other entity (described in the preceding sentence) to which a 25 percent shareholder may transfer securities without causing a Change in Control.

TAX CONSEQUENCES

     Information regarding the federal income tax consequences of Options granted under the Stock Option Plan follows. This information is not intended to be exhaustive and is only intended to briefly summarize the federal income tax statutes, regulations and currently available agency interpretations thereof, and is intended to apply to the Stock Option Plan as normally operated.

     INCENTIVE STOCK OPTIONS.     An Option holder will not realize taxable
income upon the grant of an Incentive Stock Option. In addition, an Option holder will not realize taxable income upon the exercise of an Incentive Stock Option. However, an Option holder's alternative minimum taxable income will be increased by the amount that the fair market value of the Option Stock, generally determined as of the date of exercise, exceeds the exercise price of the Option. If the Option holder sells the Common Stock acquired upon exercise of an Incentive Stock Option, the tax consequences of the sale (a "disposition") depend upon whether the disposition is qualifying or disqualifying. The disposition of the Option Stock is qualifying if made at least two years after the date the Incentive Stock Option was granted and at least one year after the date the Incentive Stock Option was exercised. If the disposition of the Option Stock is qualifying, any excess of the sale price of the Option Stock over the exercise price of the Option would be treated as long-term capital gain taxable to the Option holder at the time of the sale. If the disposition is not qualifying, i.e., a disqualifying disposition, the excess of the fair market value of the Option Stock on the date the Option was exercised over the exercise price would be compensation income taxable to the Option holder at the time of the disposition, and any excess of the sale price of the Option Stock over the fair market value of the Option Stock on the date the Option was exercised would be taxed as capital gain.

     Unless an Option holder engages in a disqualifying disposition, the Corporation will not be entitled to a deduction with respect to an Incentive Stock Option. However, if an Option holder engages in a disqualifying disposition, the Corporation will be entitled to a deduction equal to the amount of compensation income taxable to the Option holder.

     NONQUALIFIED STOCK OPTIONS.     An Option holder will not realize taxable
income upon the grant of a Nonqualified Stock Option. However, when the Option holder exercises the Option, the difference between the exercise price of the Option and the fair market value of the Option Stock on the date of exercise is compensation income taxable to the Option holder. The Corporation will be entitled to a deduction equal to the amount of compensation income taxable to the Option holder, as long as income taxes are withheld on the Option holder's compensation income.

                                   PART II

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

     The following documents, which are on file with the Securities and Exchange Commission, are incorporated herein by reference and made a part hereof:

     (a) Registrant's Annual Report on Form 10-K for the year ended December 31, 1993;

     (b) Registrant's Quarterly Report on Form 10-Q for the period ended March 31, 1994, as amended by Forms 10-QA dated
             May 31, 1994;

     (c) Registrant's Proxy Statement for the Annual Meeting of Shareholders dated May 11, 1994;

     (d) Registrant's Quarterly Reports on Form 10-Q for the periods ended June 30, 1994 and September 30, 1994;

     (e) Registrant's Current Reports on Forms 8-K dated May 9, 1994, July 14, 1994, September 16, 1994 and September 27, 1994; and

     (f) The description of Registrant's Common Stock contained in Registrant's Registration Statement on Form S-3, as amended by Amendment No. 1 dated November 4, 1993.

     All reports and other documents filed by Registrant pursuant to Sections 13(a), 13(b), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.


ITEM 4.  DESCRIPTION OF SECURITIES

     Not applicable, as Registrant's Common Stock is registered under
Section 12.


ITEM 5.  INTERESTS OF EXPERTS AND COUNSEL

     The consolidated financial statements and schedules of the Registrant contained in Registrant's Annual Report on Form 10-K as of December 31, 1993 and 1992 and for the years ended December 31, 1993, 1992, and 1991, incorporated herein by reference, have been audited by Arthur Andersen & Co., independent public accountants, as stated in their report with respect thereto which is incorporated by reference herein upon the authority of said firm as experts in giving said reports. With respect to the financial statements of Riggs AP, an indirect, wholly owned subsidiary of the Registrant, as of December 31, 1992 and for the years ended December 31, 1992 and 1991, Arthur Andersen & Co. has based its report referred to above, as stated in such report, solely on the report of Ernst & Young, independent auditors, with respect to such financial statements of Riggs AP. The report of Ernst & Young with respect to such financial statements is incorporated herein by reference upon the authority of said firm as experts in giving said reports.

     The validity of the shares of Common Stock offered hereby will be passed upon for the Corporation by David Lesser, General Counsel of the Company. As of the date of this Prospectus, Mr. Lesser owned 1,000 shares of Common Stock directly and 1,000 shares held in trust for his son. Mr. Lesser also owned 350 shares of Series B Preferred Stock. In addition, Mr. Lesser held outstanding stock options for 20,000 shares of Common Stock.


ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the General Corporation Law of the State of Delaware, Article Eleventh of the Corporation's Certificate of Incorporation and Section
14.1 of the Corporation's Bylaws provide for indemnification of the Corporation's directors and officers in a variety of circumstances which may include liabilities under the Securities Act of 1933.

     The general effect of the provisions in the Corporation's Certificate of Incorporation and Delaware General Corporation Law is to provide that the Corporation shall indemnify its directors and officers against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by them in connection with the defense or settlement of any judicial or administrative proceedings in which they become involved by reason of their status as directors or officers of the Corporation, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. With respect to legal proceedings by or in the right of the Corporation in which a director or officer is adjudged liable for improper performance of his duty to the Corporation or another enterprise which he served in a similar capacity at the request of the Corporation, indemnification is limited by such provisions to that amount which is permitted by the court. In addition, the Corporation has purchased insurance as permitted by Delaware law on behalf of directors, officers, employees or agents, which may cover liabilities under the Securities Act of 1933.

     In addition, Article Eleventh of the Corporation's Certificate of Incorporation provides that no director of the Corporation will be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. This provision does not eliminate or limit the liability of a director for; (i) breach of the director's duty of loyalty to the Corporation or its stockholders; (ii) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;
(iii) willful or negligent conduct in paying illegal dividends or improperly purchasing or redeeming the Corporation's own stock; or (iv) any transaction in which the director obtains an improper personal benefit.



ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

     None.

ITEM 8.  EXHIBITS

     Item Number as per Item 601 of Regulation S-K.

     4(A)     The Riggs National Corporation 1994 Stock Option Plan (filed as an Exhibit to Registrant's Quarterly Report on Form 10-Q for the period ended June 30, 1994 which is incorporated herein by reference).

     5(A)     Opinion of David Lesser, Esquire, General Counsel of the
Registrant, with respect to legality of the Common Stock of the Registrant registered hereunder (filed herewith).

     24(A)    Consent of Arthur Andersen LLP (filed herewith). Consent of
Ernst & Young (filed herewith).

     25       Power of Attorney (filed herewith).


ITEM 9.  UNDERTAKINGS

     ITEM 512(A).  REGISTRANT HEREBY UNDERTAKES:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     ITEM 512(B). Registrant undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     ITEM 512(E). (1) Registrant undertakes to deliver or cause to be delivered with the prospectus to each employee to whom the prospectus is sent or given, a copy of Registrant's latest annual report to stockholders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934, and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each employee to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

     ITEM 512(H). Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                               SIGNATURES

     THE REGISTRANT.     Pursuant to the requirements of the Securities Act of
1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Washington, District of Columbia, on this 15th day of November, 1994.


                                         RIGGS NATIONAL CORPORATION,
                                         a Delaware corporation (Registrant)


                                         By: /s/ JOE L. ALLBRITTON
                                         _________________________
                                         Joe L. Allbritton
                                         Chairman of the Board and
                                         Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:



SIGNATURE                       TITLE                     DATE
_________                       _____                     ____



/s/ JOE L. ALLBRITTON            Chairman of the Board     November 15, 1994
_____________________________   and Chief Executive
Joe L. Allbritton               Officer



/s/ ROBERT L. SLOAN             Vice Chairman of the      November 15, 1994
____________________________    Board
Robert L. Sloan




/s/ TIMOTHY C. COUGHLIN         President                 November 15, 1994
____________________________
Timothy C. Coughlin



/s/ JOHN L. DAVIS               Chief Financial Officer   November 15, 1994
____________________________    (Principal Financial
John L. Davis                   and Accounting Officer)

SIGNATURE                       TITLE                     DATE
_________                       _____                     ____




/s/ BARBARA B. ALLBRITTON       Director                  November 15, 1994
____________________________
Barbara B. Allbritton



/s/ ROBERT L. ALLBRITTON        Director                  November 15, 1994
____________________________
Robert L. Allbritton



/s/ FREDERICK L. BOLLERER       Director                  November 15, 1994
____________________________
Frederick L. Bollerer



/s/ CALVIN CAFRITZ              Director                  November 15, 1994
____________________________
Calvin Cafritz



/s/ CHARLES A. CAMALIER, III    Director                  November 15, 1994
____________________________
Charles A. Camalier, III



/s/ RONALD E. CUNEO             Director                  November 15, 1994
____________________________
Ronald E. Cuneo



/s/ FLOYD E. DAVIS, III         Director                  November 15, 1994
____________________________
Floyd E. Davis, III



/s/ JACQUELINE C. DUCHANGE      Director                  November 15, 1994
____________________________
Jacqueline C. Duchange

SIGNATURE                       TITLE                     DATE
_________                       _____                     ____




/s/ MICHELA A. ENGLISH          Director                  November 15, 1994
____________________________
Michela A. English



/s/ JAMES E. FITZGERALD         Director                  November 15, 1994
____________________________
James E. Fitzgerald



/s/ DAVID J. GLADSTONE          Director                  November 15, 1994
____________________________
David J. Gladstone



/s/ LAWRENCE I. HEBERT          Director                  November 15, 1994
____________________________
Lawrence I. Hebert



/s/ MICHAEL J. JACKSON          Director                  November 15, 1994
____________________________
Michael J. Jackson



/s/ LEO J. O'DONOVAN, S.J.      Director                  November 15, 1994
____________________________
Leo J. O'Donovan, S.J.



/s/ STEVEN B. PFEIFFER          Director                  November 15, 1994
____________________________
Steven B. Pfeiffer



/s/ JOHN A. SARGENT             Director                  November 15, 1994
____________________________
John A. Sargent

SIGNATURE                       TITLE                     DATE
_________                       _____                     ____



/s/ JAMES W. SYMINGTON          Director                  November 15, 1994
____________________________
James W. Symington



/s/ JACK VALENTI                Director                  November 15, 1994
____________________________
Jack Valenti



/s/ EDDIE N. WILLIAMS           Director                  November 15, 1994
____________________________
Eddie N. Williams


* David Lesser, by signing his name hereto, signs this document on behalf of each of the persons indicated by an asterisk above pursuant to powers of attorney duly executed by such persons and filed herewith with the Securities and Exchange Commission.


                                              /s/ DAVID LESSER
                                         ______________________________
                                         David Lesser, Attorney-in-Fact